Exhibit 10.1.5

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                                    AMENDMENT
                                       to
                          Affiliation Agreement between

                                   SPICE, INC.
                                       and
                            SATELLITE SERVICES, INC.

WHEREAS, Spice, Inc. ("Spice") and Satellite Services, Inc. ("Affiliate") entered into the Affiliation Agreement dated November 1, 1992, as amended by the parties pursuant to Amendment No. 1 dated September 29, 1994 and the letter agreements between the parties dated, respectively, July 18, 1997 and December 18, 1997 (the "Agreement"), under which Spice licensed the use of its Spice programming service (the "Spice Service") to SSI;

WHEREAS, Affiliate further entered into certain affiliation agreements with (i) AdultTVision, Inc. ("AdulTVision") dated February 12, 1997 (the "AdulTVision Agreement"), under which AdulTVision licensed the use of its AdulTVision programming service (the "AdulTVision Service") to SSI, and (ii) Adam & Eve Communications, Inc. ("Adam & Eve") dated October 17, 1994 (the "Adam & Eve Agreement"), under which Adam & Eve licensed the use of its Adam & Eve programming service (the "Adam & Eve Service") to SSI, and (iii) Califa Entertainment ("Califa") dated February 9, 2000 (the "Califa Agreement"), under which Califa licensed the use of its "Hot Network" and "Hot Zone" programming services (the "Hot Services") to SSI, which Califa Agreement was acquired by an affiliate of Spice in a July 6, 2001 transaction;

WHEREAS, the parties acknowledge and agree that Spice is the successor in interest to AdulTVision, Inc. and Adam & Eve Communications, Inc.;

WHEREAS, the parties acknowledge and agree that Affiliate was acquired by Comcast Corporation, and Affiliate's offices now are located at 1500 Market Street, Philadelphia, Pennsylvania 19102; and

WHEREAS, Spice and Affiliate now desire to amend the Agreement per this amendment (the "Amendment") to include carriage of the Spice Service, the former AdulTVision Service and former Adam & Eve Service (collectively, the "Spice 2 Service"), the Hot Services, and other X rated and XX rated programming services offered by Spice.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Spice and Affiliate hereby agree as follows:

1. This Amendment shall become effective upon the date of the last signature written below (the "Amendment Effective Date").

2. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

3. The Agreement, as amended, contains the entire agreement of the parties with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, understandings and communications between the parties. Without limiting the foregoing, the parties hereby expressly agree that the AdulTVision Agreement, the Califa Agreement, and the Adam & Eve Agreement referenced in the preamble to this Amendment, including, without limitation, all exhibits and amendments thereto, are hereby cancelled and shall be of no further force and effect (the "Terminated Agreements").

4. Except as expressly modified herein, all terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, the terms of this Amendment shall govern.

5. The first sentence of Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

            (a) Grant of Rights. Network hereby grants to Affiliate, and Affiliate hereby accepts, the following rights relating to any X rated and XX rated programming services offered by Network, including, without limitation, such programming currently offered by Network under the names "Spice", "Spice 2", "Spice Platinum", "Spice Ultimate", "Spice Hot", "Spice Live" and "Spice HD", and any other X rated and XX rated programming services that may be offered by Network (or commonly-controlled entity) from time to time (including the VOD Content and the HVOD Content (as such terms are defined herein), as applicable), whether in their current format or in any other analog, digitized, compressed, modified, replaced or otherwise manipulated format (collectively, the "Service"):

6. Section 1(a)(i) shall be amended by adding the following parenthetical immediately following the phrase "whether now existing or developed in the future": *****. Furthermore, Distribution Technology shall not include distribution to personal mobile and cellular handheld devices (provided that personal mobile and cellular handheld devices will not include Short-Range Wireless Devices, as defined below). *****. "Set-Top Box" means a device that connects to, or is integrated as part of, a television or other video output display device ("Display Device") and also connects to the source of Affiliate's audio/visual signal, the content of which then is displayed on the Display Device. A Set Top Box located at a Subscriber's premises may be connected through short-range wireless technology to one or more Set-Top Boxes and/or Display Devices authorized by Affiliate for use in and around a Subscriber's premises ("Short-Range Wireless Devices").

7. The last sentence of Section 1(a)(iii) of the Agreement is deleted in its entirety.

8.    A new Section 1(a)(iv) of the Agreement is hereby added as follows: *****

9. The second sentence of Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:

            The Initial Term of this Agreement shall commence upon the date of execution hereof and shall terminate on December 31, 2015, unless terminated sooner pursuant to the terms of this Agreement.

10. The first sentence of Section 4(e) of the Agreement is deleted in its entirety and replaced with the following:

            Each System or other distribution facility or enterprise may offer the Service, (i) as a Subscription (defined in Section 5(a)(vii) below) service; (ii) as a Pay-per-view (defined in Section 5(a)(vi) below) service marketed and sold in any of the ways described in
            Section 5(a)(vi); and/or (iii) notwithstanding anything to the contrary in this Agreement, as a VOD (defined in Section 5(a)(xiii) below) service. The Service may be sold in combination with other services (e.g., in a package of services or in a tier); provided that the Service, and/or viewing segments of the Service as described in Section 5(a)(vi) and 5(a)(xiii), must always also be available for sale through each television distribution facility selling the Service under this Agreement on a purely a la carte basis.

11. In the last two sentences of Section 4(f) of the Agreement, the phrase "home taping" shall be replaced by "home taping and / or digital recording." Additionally, the following shall be added to the end of the last sentence:

            "; or (iii) authorizing Subscribers to use devices and/or functionality (whether provided by Affiliate or otherwise) that enables such Subscribers to engage in lawful duplication, digital recording and/or playback of the Service or any portions thereof for non-public viewing of such content."

12.   The following language is hereby added as Section 4(i) of the Agreement:

            (i) Affiliate shall have the right to make any VOD Content and HVOD Content titles offered by Network available to any subscriber on a VOD basis. Network shall be responsible under this Agreement and that certain Affiliation Agreement between Playboy Entertainment Group, Inc. and Affiliate dated February 10, 1993, as amended (the "Playboy Agreement") collectively for supplying to Affiliate a minimum of ***** of VOD Content (defined in

            Section 5(a)(xiii) below) and a minimum of ***** of HVOD Content (defined in Section 5(a)(xiii) below) at any given time, which shall be refreshed on a ***** basis such that at least ***** of the VOD Content and HVOD Content is changed each month; provided, however, that Network shall make commercially reasonable efforts to accommodate Affiliate's requests concerning (i) the types of programming to be included in the VOD Content and HVOD Content; (ii) the total amount of VOD Content and HVOD Content that is made available by Network; and (iii) the amount and extent to which the Programs comprising the VOD Content and HVOD Content are refreshed. Unless Affiliate notifies Network in writing that it desires for the VOD Content and/or HVOD Content to include X rated, XX.5 rated, and/or XXX Programs, the VOD Content and HVOD Content will include only XX rated Programs (as such ratings designations are generally understood in the industry). Network shall at all times offer to make available to Affiliate any adult content made available by Network to any other United States distributor for subscribers to view on an VOD basis (including other versions of content provided to Affiliate with a different editing standard). Notwithstanding anything to the contrary in this Agreement, Network hereby agrees that Affiliate shall at all times, and at any time during the Term, have the absolute right to air or offer or to cease airing or offering any VOD Content or HVOD Content to any individual and/or System(s). Affiliate, at its own expense, shall obtain and install equipment necessary to distribute the VOD Content and HVOD Content to such subscribers from the server in each System's headend. Network, at its own expense, shall deliver the VOD Content and HVOD Content in compliance with generally accepted standards of good practice and according to parameters specified in the CableLabs Video On Demand Content Specification Version 1.0 ("CLI 1.0") or future releases thereof, including all applicable digitally encoded non-video data attributes ("Meta Data"). Network shall deliver the VOD Content and HVOD Content via either of the following methods, as selected by Network at its sole option, upon advance written notice:
            (i) satellite or program master to the Comcast Media Center ("CMC") in Denver, Colorado, or (ii) FTP directly to a point or points designated by Affiliate. The maximum MPEG 2 encoding data rate shall be 3.75 mbps, provided that Network agrees that when it becomes commercially feasible or industry standard to do so, then Network will encode at a maximum rate of 3.375 mbps. Network shall bear all costs in connection with the encoding of, and the transport to applicable Systems of, the VOD Content and HVOD Content regardless of the method of delivery (and to the extent necessary to ensure Network's compliance with the provisions of this sentence (including if Network elects to deliver unencoded VOD Content and HVOD Content to the CMC), Network shall enter into an agreement, and/or maintain any existing agreement, with the CMC concerning the CMC's services related to such encoding and transport).

13.   The following language is hereby added as Section 4(j) of the Agreement:

            (j) Network shall be responsible for any and all royalties and/or other fees payable to any applicable programming licensor(s) for content included in the VOD Content and HVOD Content (including, without limitation, residuals or other payments to guilds or unions, rights for music clearances, including but not limited to Network's through-to-the-viewer performance rights, synchronization rights, and mechanical rights, and all other content-based fees, payments, or obligations arising out of the activities contemplated by this Agreement), and Affiliate shall have no responsibility or liability for any such royalties or fees, including any content-based royalties or fees associated with distribution of the VOD Content or HVOD Content via VOD, except for fees payable to Network in accordance with Section 5 of this Agreement. Network acknowledges that Affiliate may, from time to time, direct Network not to include as part of the VOD Content or HVOD Content any particular Program that Affiliate reasonably determines does not meet the intent of the rating such Program has been given or otherwise may cause Affiliate business, political, or operational difficulty; provided, however, that such Program shall count toward Network's satisfaction of its obligations hereunder to provide at least ***** of VOD Content and at least ***** of HVOD Content for the period of time during which such Program was scheduled to be made available as part of the VOD Content or HVOD Content. The VOD Content and HVOD Content shall not contain any sponsorships or advertising, except sponsorship or advertising for the Service permitted under this Agreement or the Spice Agreement.

14. The second sentence of Section 5(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

      The Fees shall be calculated, stated, and reported separately for each category of subscriber.

15. The third sentence of each of Sections 5(a)(i), 5(a)(ii), 5(a)(iii) and 5(a)(iv) of the Agreement, which contain the definitions of, respectively, "PPV Satellite Fees", "Service Satellite Fees", "PPV Cable Fees" and "Service Cable Fees", are hereby deleted.

16. Section 5(a)(v) of the Agreement is deleted in its entirety and replaced with the following:

      (a)(v) "Fees" means the fees payable by Affiliate to Network, as described in Section 5(b) below. Fees payable by Affiliate to Network during a Renewal Term are referred to as Renewal Fees.

17. Section 5(a)(ix) of the Agreement is deleted in its entirety and replaced with the following:

      Deleted without implication.

18.   The  following  language  is hereby  added as  Section  5(a)(xiii)  of the
      Agreement:

            (a)(xiii) "VOD" means the authorization of a subscriber to receive the VOD Content or HVOD Content that is chosen by a subscriber for display to that subscriber. For purposes hereof, the "VOD Content" shall mean all content delivered by Network to Affiliate for delivery to subscribers on a per-Program basis in exchange for a per-viewing fee. For purposes hereof, the "HVOD Content" shall mean all high-definition content delivered by Network to Affiliate for delivery to subscribers on a per-Program basis in exchange for a per-viewing fee. A "Program" shall mean an individual feature film, direct-to-video programming (including a movie), extended-length video, live performance or production, or other audio-visual program; provided, however, that each such Program shall be (i) professionally produced, commercial free, high quality heterosexual male- or couple-targeted adult-oriented content intended only for adult consumers because of its sexual content; and (ii) at least twenty (20) minutes in duration.

19. Section 5(b) (including Sections 5(b)(i) through 5(b)(iii)) of the Agreement is deleted in its entirety and replaced with the following:

            (b) For each Service Cable Subscriber or Service Satellite Subscriber, Affiliate will pay Network the applicable Revenue Share Percentage (as defined in Section 5(d)) of Gross Receipts, less the deductions described in Section 5(g), subject to a monthly minimum of ***** per Service Cable Subscriber or Service Satellite Subscriber, which Fees (as defined below) shall not be subject to rate caps. When the Service is sold to a Service Cable Subscriber or Service Satellite Subscriber in combination with other services for a package charge (as, for example, in a tier or in a package of a la carte or other services), the Gross Receipts deemed to be attributable to a Service Cable Subscriber or Service Satellite Subscriber for the Service shall be equal to the total Gross Receipts for the tier or package of services sold in combination with the Service, multiplied by a fraction, the numerator of which is the a la carte retail charge for the Service otherwise charged for the pertinent System and the denominator of which is the numerator plus the aggregate of the a la carte retail charges otherwise charged by the pertinent System for the other services included in the tier or package of a la carte or other service. In addition, if Affiliate provides the Service to multiple dwelling complexes, including, but not limited to, apartment buildings, on a bulk-rate basis, the number of Service Satellite Subscribers or Service Cable Subscribers (as the case may be) attributable to each such bulk-rate subscriber shall be equal to the total monthly retail rate charged a complex for the Service divided by the standard monthly retail rate charged a non-bulk rate Service Satellite Subscriber or Service Cable Subscriber (as the case may be) for the Service in the applicable System or by the pertinent Satellite distributor, as the case may be.

20. Section 5(c) (including Sections 5(c)(i) through 5(c)(iii)) of the Agreement is deleted in its entirety and replaced with the following:

            (c) For each PPV Cable Subscriber and each PPV Satellite Subscriber who receives and pays for one (1) technically satisfactory viewing of one (1) viewing segment of the Service, including by means of VOD, Affiliate will pay Network the Network Share of the Gross Receipts paid by such PPV Cable Subscriber and each PPV Satellite Subscriber to Affiliate. "Network Share" shall equal the applicable Revenue Share Percentage (as defined in Section 5(d)) of the Gross Receipts paid by each such subscriber but not less than ***** per PPV Cable Subscriber or PPV Satellite Subscriber, and ***** for each VOD transaction), except that such amount paid by each PPV Cable Subscriber or each PPV Satellite Subscriber (as the case may be) shall be subject to reduction as provided in Section 5(g) below.

21. Section 5(d) of the Agreement is deleted in its entirety and replaced with the following:

            (d) For purposes hereof, "Revenue Share Percentage" shall mean *****. Notwithstanding the foregoing, Revenue Share Percentage shall mean ***** effective upon the first date upon which Affiliate offers both (A) at least ***** of the TV-SVOD Content (as such term is defined in the Playboy Agreement) for distribution of Playboy TV (the "Playboy Service")) in connection with a subscription to the Playboy Service in systems comprising at least ***** of the basic cable television subscribers within Systems that offer adult content on a VOD basis (i.e., VOD content that is rated X or a more explicit editing standard, other than such VOD content that is included as part of an SVOD offering from a premium service provider not targeted exclusively to adult audiences (e.g., Cinemax, Showtime)) (such systems, the "Adult VOD-Enabled Systems"), and the parties agree that the number of basic television subscribers in the Adult VOD-Enabled Systems shall be deemed to be *****, and (B) at least ***** of the VOD Content offered, at a minimum, via a branded entry point (i.e., the name "Playboy" or "Spice," but not necessarily using a logo) in systems comprising at least ***** of the basic cable television subscribers within the Adult VOD-Enabled Systems ((A) and (B) together, the "Carriage Incentive Benchmarks"); provided, however, that if a System offers at least ***** of the TV-SVOD Content and such System (or another System (i.e., whether this occurs in a single System or as a combination of two separate Systems)) offers at least ***** of the VOD Content before *****, then the Revenue Share Percentage shall mean *****, provided further, however, that if Affiliate fails to achieve the Carriage Incentive Benchmarks on or before *****, then the Revenue Share Percentage shall be deemed to be ***** between ***** and Affiliate shall be required to remit to Network outstanding amounts retroactive to ***** for those Systems that are not offering either at least ***** of the TV-SVOD Content in connection with a subscription to the Service, or at least ***** of the VOD Content ***** as of *****Agreement.

22. Section 5(f) of the Agreement is deleted in its entirety and replaced with the following:

            (f) The Fees that are attributable to Gross Receipts based on Subscription services payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the end of the calendar month to which they relate. The Fees that are attributable to Gross Receipts based on PPV or VOD services payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the last day of the calendar month which includes the last day of the Reporting Period. The term "Reporting Period" shall mean the days from the end of each System's or Satellite distributor's prior monthly reporting period (which date may vary in each System or for each Satellite distributor from the 20th of the calendar month to the last day of the calendar month) to the end of the System's or Satellite distributor's then current monthly reporting period. Affiliate shall have the right, however, to make adjustments to any month's payment in an amount equal to the portion of a previous month's Fees which represent an overpayment or underpayment.

23.   The following shall be added as a new last sentence of Section 5(g) of the
      Agreement:

            In addition, the Gross Receipts attributable to purchases of VOD Content or HVOD Content shall be equal to the total amount of per-viewing fees billed by Affiliate to the VOD subscribers for viewing of the VOD Content or HVOD Content, less any technical credits given by Affiliate to such subscribers pursuant to this Section. In the event of a substantiated, technological failure within the transmission system for delivering VOD Content or HVOD Content to subscribers resulting in the substantial interruption or termination of an exhibition of a Program, Affiliate may, in its discretion, offer a technical credit to the subscriber affected thereby not to exceed the amount charged to the affected subscriber and shall maintain documentation in support of the granted technical credit.

24. The phrase "PPV Satellite Fees, PPV Cable Fees, Service Satellite Fees and Service Cable Fees" is deleted in its entirety from Sections 5(h) and 5(i) and replaced in each instance with the term "Fees".

25.   Section  6(a)  of  the  Agreement   (including  Sections  6(a)(i)  through
      6(a)(iv)) is deleted in its entirety and replaced with the following:

      (a) For all Reporting Periods, Affiliate shall send to Network along with the payments, if any, due under Section 5 hereof, informational statements. Each statement shall set forth information necessary to the calculation of the Fees and Renewal Fees paid, which shall include but not be limited to:

                  i. the total number of PPV purchases for the applicable month;

                  ii.   to the extent necessary to determine the Fees payable by
                        Affiliate,   the  number  of  basic   cable   television
                        subscribers served by Adult VOD-

                        Enabled Systems, and the number of Adult VOD-Enabled Systems offering the VOD Content and/or the SVOD Content in connection with a subscription to the Playboy Service, for the applicable month;

                  iii. the average number of Service Cable Subscribers and Service Satellite Subscribers for the applicable month; and

                  iv. the total number of VOD purchases and the names of the titles (or other appropriate identifier) for each VOD purchase, for the applicable month.

26. Section 7(a)(ii) of the Agreement is deleted in its entirety and replaced with the following:

      (a)(ii) Deleted without implication.

27. In Section 7(d)(ii) of the Agreement is deleted in its entirety and replaced with the following:

            (d)(ii) Network shall have the right to run ***** of commercial time per hour. In the event that Network elects to run more than ***** of commercial time per hour, Network shall make available ***** of commercial time per hour to Affiliate for Affiliate's use. With the exception of the ***** per hour granted above, the Service shall not contain any advertising, including but not limited to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies and/or other programs, the Service may contain the following audio text spots: (x) if the break is less than or equal to ***** in length, audio text spots not exceeding ***** in the aggregate during such break; and (y) if the break is greater than ***** in length, audio text spots not exceeding ***** in the aggregate during such break; provided that, in either case, Network shall not interrupt any programming to air the audio text spots, and each audio text spot shall be accompanied by a visual (if not moving video) element. In addition, Network shall be permitted to refer viewers to Network's and its affiliated companies' websites for scheduling information regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales.

28. The following language shall be added to the end of Section 7(f), "provided that Network shall not be restricted from making incidental references to other services affiliated with Network as part of Network's regular programming."

29.   The  Affiliate  contact  information  at  Section 11 of the  Agreement  is
      deleted  in  its  entirety  and  replaced  with  the   following   contact
      information:

                  To Affiliate:     Satellite Services, Inc.
                                    c/o Comcast Cable
                                    1500 Market Street
                                    Philadelphia, PA 19102
                                    Attention:  Senior VP, Programming

                                    With a copy to:
                                    Comcast Cable
                                    1500 Market Street
                                    Philadelphia, PA 19102
                                    Attention:  General Counsel

                  To Network:       Playboy Entertainment Group, Inc.
                                    2706 Media Center Drive
                                    Los Angeles, CA 90065
                                    Attention:  President

                                    With a copy to:
                                    Playboy Enterprises, Inc.
                                    680 North Lake Shore Drive
                                    Chicago, IL 60611
                                    Attention:  General Counsel

30. Section 13(b) of the Agreement is deleted in its entirety and replaced with the following:

            (b) In the event that (i) Network acquires or otherwise obtains operating control of, any programming service other than the Service (an "Other Service"), and (ii) such Other Service is merged into, or otherwise combined with, the Service, in each case so that there is only one surviving service, then (a) if the Service is the surviving service, then this Agreement shall remain in full force and effect and any agreement concerning distribution of the Other Service shall be terminated and the parties thereto shall be discharged of any further obligations and/or liabilities thereunder as of the date of such merger or combination; or (b) if the Other Service is the surviving service in such merger or combination, (x) if Affiliate has (at the time of such merger, combination, or acquisition) an affiliation agreement concerning distribution of the Other Service, then such affiliation agreement for the Other Service shall remain in full force and effect, and this Agreement shall be terminated and the parties hereto shall be discharged of any further obligations and/or liabilities hereunder as of the date of such merger, or (y) if Affiliate does not have an affiliation agreement concerning distribution of the Other Service, then Affiliate shall have the option to elect to have this Agreement continue to apply to such Other Service or to negotiate a new agreement to apply to such Other Service. In the event that Network acquires or otherwise exercises operating control over an Other Service, and such Other Service is not merged into, or combined with, the Service, then (A) this Agreement shall not apply to the distribution of such Other Service, and (B) Affiliate shall not be entitled, by virtue of such merger or combination, to distribute the Service under any agreement governing Affiliate's distribution of such Other Service.

31. The first sentence of Section 13(d) of the Agreement shall be modified to read as follows:

            (d) This Agreement, as amended, contains the entire understanding of the parties and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof, including that certain prior agreement between Comcast Programming and Spice, Inc. made as of October 1, 1999, as amended, which expired September 30, 2004 (the "Prior Comcast Agreement").

32. The following sentences are hereby added to the end of Section 13(g) of the Agreement:

      1) Affiliate acknowledges that it is specifically granted the terms of this Section 13(g) in consideration for the provisions set forth in
            Section 5(d) of this Agreement. Additionally, Affiliate hereby agrees that, in consideration for the Fees granted pursuant to this Agreement, as amended, Affiliate shall *****.

      The above notwithstanding ***** shall apply only if *****. Furthermore, Affiliate's *****.

33.   The following language is hereby added as Section 13(l) of the Agreement:

            (l) No Press Releases. Neither party shall issue any press release, announcement or statement to the public or any third party regarding the business relationship of the parties as set forth herein or the transactions described in this Agreement without the advance written consent of the other party, except to the extent such disclosure or statement is required by law.

34.   The following language is hereby added as Section 13(m) of the Agreement:

            (m) Release of Claims. Network, on behalf of itself, its parent, subsidiary and other affiliated companies and each of their respective officers, directors, employees, partners, agents, shareholders, representatives, successors, predecessors and assigns (collectively, the "Network Releasing Parties") hereby voluntarily and forever completely remises, relinquishes, releases and forever discharges Affiliate, its parent, subsidiary and affiliated companies and each of their respective present and former officers, directors, employees, partners, agents, shareholders, representatives, successors, predecessors and assigns (collectively, the "Affiliate Released Parties"), of and from any and all claims (including claims for conversion liability), demands, losses, penalties, costs, expenses (including, without limitation, reasonable attorneys' fees), interest, damages, actions, causes of action and liabilities, whether at law or in equity, whether based on contract, statute, tort, or strict liability, and whether for compensatory, special, punitive, statutory or any other damages or remedies, whether known or unknown, accrued or unaccrued, foreseen or unforeseen, contingent or non-contingent, direct or indirect, whether heretofore asserted or not, or arising by assignment, operation of law or otherwise, that are based on, connected to, arising out of or related to the payment, alleged failure to pay or alleged liability for the payment of any Fees, Renewal Fees, license fees or any other charges or payments whatsoever by Affiliate on account of the Systems to Network for the Service (including any feeds or multiplex signals thereof) for the period prior to, and including, *****. Network shall indemnify, defend, and hold the Affiliate Released Parties harmless from and against any claim brought by a Network Releasing Party, and/or by any person or entity, under any actual or purported assignment, subrogation or other right of substitution by or under a Network Releasing Party, against an Affiliate Released Party relating to the claims released in this Section 13(m), and Network's indemnification shall be subject to the provisions of Sections 8(h) herein.

35. Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

36. Exhibit B-1 (Programming Schedule) shall be deleted in its entirety and replaced with Exhibit B-1 (Programming Schedule) attached hereto.

37. The parties acknowledge that those Majority-Owned Systems distributing the Service pursuant to the Terminated Agreements or the Prior Comcast Agreement are hereby added to the Agreement as of the Amendment Effective Date.

AGREED TO AND ACCEPTED BY THE PARTIES AS OF THE LAST DATE WRITTEN BELOW.

SPICE, INC.                             SATELLITE SERVICES, INC.

By:    James F. Griffiths               By:    Jennifer T. Gaiski

Name:  James F. Griffiths               Name:  Jennifer T. Gaiski

Title: President                        Title: Vice President, Programming

Date:  9/26/05                          Date:  9/26/05

                                    EXHIBIT A

                                       to

                              Affiliation Agreement

                                 by and between

                                   Spice, Inc.

                                       And

                            Satellite Services, Inc.

                      dated as of November 1992, as amended

                              SYSTEM QUALIFICATIONS

Affiliate  represents and warrants  that,  with respect to each System listed on
Schedule 1 hereto, Comcast Corporation, or any person or entity controlling, controlled by, or under common control with Affiliate or Comcast Corporation, now or hereafter (Affiliate, Comcast Corporation and each such person or entity a "Comcast Entity"), (i) owns or has the right to acquire ownership of, directly or indirectly, a minimum of ten percent (10%) of such System; and (ii) with respect to Systems that are less than fifty percent (50%) owned, has been authorized to execute decisions on behalf of such System with respect to the Service. In the event Affiliate's direct or indirect equity interest in a System or in the entity managing such System decreases below the level required by the immediately preceding sentence, and provided Affiliate's interest does not decrease to zero, such System shall continue to qualify for inclusion on
Schedule 1 as long as Affiliate's interest in such System increases to the level required hereunder within eighteen (18) months of such decrease. In the event Affiliate, or any of the entities that owns or manages systems or enterprises that qualify hereunder, effects a corporate separation, reorganization or restructuring (including, without limitation, by a distribution of stock, or other assets or rights, to its shareholders, partners or joint venturers), the systems or enterprises of the entity resulting from such transaction (including all interim and supporting entities) and/or all of such resulting entities, in the aggregate, will qualify under the system qualifications set forth herein, so as to continue to qualify to distribute the Service under the terms and conditions hereof, as if such separation, reorganization or other restructuring had not occurred. Any system that satisfies the qualifications of this Exhibit A and in which a Comcast Entity owns more than fifty percent (50%) interest shall be referred to as a "Majority-Owned System."